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                                                                    Exhibit 10.1

                            THE J. M. SMUCKER COMPANY

                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 29, 2002)
                       NONQUALIFIED STOCK OPTION AGREEMENT


     WHEREAS, __________ (hereinafter called the "Optionee") is an employee of The J. M. Smucker Company, an Ohio corporation, or one of its subsidiaries (hereinafter called the "Company"); and

     WHEREAS, the execution of a stock option agreement in the form hereof (this "Agreement") has been duly authorized by action of the Executive Compensation Committee of the Board (the "Committee");

     NOW, THEREFORE, the Company hereby grants to the Optionee a nonqualified option (this "Option") pursuant to the Company's 1998 Equity and Performance Incentive Plan as amended and restated (hereinafter called the "Plan") to purchase ________ Common Shares of the Company at the price of $_______ per share (hereinafter called the "Option Price"), and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

     1. This Option (until terminated as hereinafter provided) shall be exercisable only to the extent of one-third of the shares herein above specified after the Optionee shall have been in the continuous employ of the Company or any Subsidiary for one full year from the date hereof and to the extent of an additional one-third of such shares after each of the next two successive years thereafter during which the Optionee shall have been in the continuous employ of the Company or any Subsidiary. If the Optionee should die or become permanently and totally disabled (as determined by the Committee) while in the employ of the Company or any Subsidiary, or the Optionee should retire under a retirement plan of the Company or any Subsidiary at or after normal retirement age provided for in such retirement plan or should retire at an earlier age with the consent of the Committee, this Option shall, notwithstanding the preceding sentence, immediately become exercisable in full. For the purposes of this paragraph, leaves of absence approved by the Committee for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this Option may be exercised in whole or in part from time to time.

     2. This Option shall terminate on the earliest of the following dates:

     (a) on the date on which the Optionee ceases to be an employee of the Company or a Subsidiary, unless he or she ceases to be such employee (i) by reason of death or permanent and total disability (as determined by the Committee), (ii) by reason of termination of employment under circumstances determined by the Committee to be for the convenience of the Company, or (iii) by reason of retirement under a retirement plan of the Company or a Subsidiary at or after normal retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Committee;

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     (b) one year after the death of the Optionee if the Optionee dies before termination of this Option; or

     (c) ten years from the date on which this Option was granted.

         In the event the Optionee shall intentionally commit an act materially inimical to the interests of the Company or a Subsidiary, and the Committee shall so find, this Option shall terminate at the time of such act, notwithstanding any other provision of this Agreement. Nothing contained in this Agreement shall create any right of continued employment or in any way limit whatever right the Company or a Subsidiary might otherwise have to terminate the employment of the Optionee.

     3. The Option Price hereunder may, at the election of the Optionee, be paid
(a) in cash or by check acceptable to the Company, (b) by the transfer to the Company by the Optionee of Common Shares owned by the Optionee for at least six months and having a value at the time of exercise equal to the total Option Price based on the Market Value per Share on the exercise date, or (c) by a combination of such methods of payment.

     4. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative.

     5. This Option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws.

     6. The Committee shall make such adjustments in the Option Price and in the number or kind of Common Shares or other securities covered by this Option as it in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, separation, reorganization, partial or complete liquidation, or issuance of rights or warrants to purchase stock, or
(c) any other corporate transaction or event having an effect similar to any of the foregoing. Specifically, but without limitation, where any transaction or event referred to herein would result in a Change in Control of the Company, the Committee, in its discretion, may provide in substitution for unexercised options hereunder then outstanding such alternative options or other consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all such unexercised options.

     7. The Option granted hereby shall, notwithstanding the provisions of
Section 1 hereof, become immediately exercisable in full upon a Change in Control.

     8. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any exercise of the Option, the Optionee shall pay the tax or make provisions

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that are satisfactory to the Company for the payment thereof. To the extent the
Optionee is paying the Option Price with previously owned Common Shares, as contemplated by Section 3(b) or 3(c) of this Agreement, the Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issuable to the Optionee upon the exercise of the Option. If such election is made, the shares so surrendered by the Optionee shall be credited against any such withholding obligation at their Market Value per Share on the date of such surrender.

     9. The term "Subsidiary" as used in this Agreement means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Agreement, the continuous employ of the Optionee with the Company or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his or her employment among the Company and its Subsidiaries.

     10. This agreement is made under, and shall be construed in accordance with, the laws of the State of Ohio.

     11. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

Dated: __________        THE J. M. SMUCKER COMPANY





                            By:    M. Ann Harlan
                                   Vice President, General Counsel and Secretary


The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the option granted hereunder.



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                             OPTIONEE:  ______________________________


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